December 18, 2013

Amir Farrokh Heshmatpour

President and CFO

AFH Acquisition XI, Inc.

9595 Wilshire Blvd., Suite 700,

Beverly Hills. CA 90212

Michael Schuler

Chief Executive Officer

Bone Biologics, Inc.

100 Rancho Road, Suite 7

Thousand Oaks, CA 91362

RE: Placement Agent Agreement for the Private Placement of Securities

Dear Messrs. Heshmatpour & Schuler:

This letter confirms our agreement that AFH Acquisition X, Inc., a company incorporated in the State of California and Bone Biologics, Inc., a company incorporated in California, with corporate headquarters at the address stated above (together collectively with its affiliates and subsidiaries, the “Company” or “Bone Bio”) has engaged Forefront Capital Markets, LLC, a Delaware limited liability company, headquartered at 590 Madison Ave, 34th FI, New York, NY 10022 (together with its affiliates and subsidiaries, “Forefront” or the “Placement Agent”) to act as the Company’s exclusive Placement Agent in connection with the proposed private placement offering in the minimum amount of $2.5 million gross (the “Minimum Amount”) and maximum amount of $5.0 million gross with a 15% overallotment option) (the “Private Placement Offering”) and subsequent private investment in public enterprise offering of a minimum of $4 million gross and a maximum of $8 million gross (the “PIPE Offering”), at a pre-money valuation of the Company currently contemplated to be approximately $25 million pre private placement and $40 million pre PIPE (collectively the “Offerings”) of equity, debt or equity-linked securities (the “Securities”) of the Company. The Placement Agent shall be provided with a 15% over-allotment option for each of the Offerings. The terms of the Securities and the gross proceeds of such Offerings will be substantially negotiated between the Placement Agent and the Company with one or more accredited investors (described below).

Placement Agent acknowledges and agrees that closing of the Private Placement Offering is contingent upon the consummation of a reverse merger or other business combination (the “Business Combination”) with Bone Bio. and AFH Acquisition X, Inc. have executed a non-binding letter of intent and cannot provide any assurance that the Business Combination will be consummated. All funds from subscribers to the Private Placement Offering shall be deposited with a third-party escrow agent and returned to subscribers in the event that the Business Combination is not consummated.

Members FINRA & SIPC

590 Madison Ave. 34th Fl. New York, NY 10022

Phone 1 212 607 8150 http://forefrontcapitalmarkets.com

Bone Biologics, Inc. Placement Agent Agreement	Page 2

Upon your acceptance of this engagement letter indicated by your signature below. (the “Agreement”) this Agreement will confirm the terms of the engagement between the Placement Agent and the Company.

1. Appointment.

(a) Subject to the terms and conditions of this Agreement, the Company hereby retains the Placement Agent to act as the Company’s exclusive Placement Agent in connection with the Offerings for a period of 90 days from the date hereof for the Private Placement Offering (the “Initial Exclusivity Period”). The Placement Agent shall be entitled to appoint a co-lead placement agent or book runner upon the mutual consent of the Company. In the event that the Minimum Amount is raised within the 90 day period, the Initial Exclusivity Period shall be extended to 12 months and the Placement Agent shall be granted a right of first refusal in accordance with Section 5 of this Agreement. As Placement Agent, Forefront will advise and assist the Company in issuing the Securities to one or more accredited investors, as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (“Investors”). The Company retains the right to determine all of the terms and conditions of the Offerings and to accept or reject any proposals submitted to it in its sole and absolute discretion.

(b) During the Term of this Agreement (as such term is hereinafter defined), neither the Company nor any of its subsidiaries will, directly or indirectly, solicit or otherwise encourage the submission of any proposal or offer (“Investment Proposal”) from any person or entity relating to any issuance of the Company’s or any of its subsidiaries’ Securities or participate in any discussions regarding an Investment Proposal with the exception of exclusions noted on Exhibit B. The term “Investment Proposal” shall not include any commercial banking loans to the Company.

2. Information.

(a) The Company recognizes that, in completing its engagement hereunder, the Placement Agent will be using and relying on publicly available information and on data, material and other information furnished to Placement Agent by the Company or their respective affiliates and agents. The Company will cooperate with the Placement Agent and furnish, and cause to be furnished, to the Placement Agent, any and all information and data concerning the Company, their respective subsidiaries and the Offerings that the Placement Agent deems appropriate, including, without limitation, the Company’s acquisition plans and plans for raising capital or additional financing that is reasonably requested by the Placement Agent (the “Information”), which may include a private placement memorandum, if any (the “Private Placement Materials”). Any Information and Private Placement Materials forwarded to prospective Investors will be in a form acceptable to the Placement Agent and its counsel. The Company represents and warrants that all Information and Private Placement Materials, including, but not limited to, the Company’s financial statements, will be complete and correct in all material respects and will not to the best of their knowledge contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such statements therein not misleading.

Members FINRA & SIPC

590 Madison Ave. 34th Fl. New York, NY 10022

Phone 1 212 607 8150 http://forefrontcapitalmarkets.com

Bone Biologics, Inc. Placement Agent Agreement	Page 3

(b) It is further agreed that the Placement Agent gill conduct a due diligence investigation of the Company and the Company will reasonably cooperate with such investigation as a condition or the Placement Agent’s obligations hereunder. The Company recognizes and confirms that the Placement Agent: (i) will use and rely primarily on the Information, the Private Placement Materials and information available From generally recognized public sources in performing the services contemplated by this letter without having independently verified the same; (ii) is authorized as the Placement Agent to transmit to any prospective investors information or a copy or copies of the Private Placement Materials, forms of subscription documents and any other legal documentation supplied to the Placement Agent for transmission to any prospective investors by or on behalf of the Company or by any of the Company’s officers, representatives or agents, in connection with the performance of the Placement Agent’s services hereunder or any transaction contemplated hereby; (iii) does not assume responsibility for the accuracy or completeness of the Information or the Private Placement Materials and such other information, if any provided to the Investors; (iv) will not make an appraisal of any assets of the Company; and (v) retains the right to continue to perform due diligence of the Company, their respective businesses, officers and directors during the term of the Agreement.

(c) Until the date that is two years from the termination of this agreement, the Placement Agent will keep all information obtained from the Company confidential except information that: (i) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by the Placement Agent, (ii) was known or became known by the Placement Agent prior to the Company’s disclosure thereof to the Placement Agent, (iii) becomes known to the Placement Agent from a source other than the Company, and other than by the breach of an obligation of confidentiality owed to the Company, (iv) is disclosed by the Company to a third party without restrictions on its disclosure, (v) is independently developed by the Placement Agent or (vi) is required to be disclosed by the Placement Agent or its officers, directors, employees, agents, attorneys and to its other advisors and financial sources, pursuant to any order of a court of competent jurisdiction, industry or regulatory authority or other governmental body or as may otherwise be required by law.

(d) The Company recognizes that in order for the Placement Agent to perform properly its obligations in a professional manner, the Company will keep the Placement Agent informed of and, to the extent practicable, permit the Placement Agent to participate in meetings and discussions between the Company and any third party relating to the matters covered by the terms of the Placement Agent’s engagement. If at any time during the course of the Placement Agent’s engagement, the Company becomes aware of any material change in any of the information previously furnished to the Placement Agent, it will promptly advise the Placement Agent of such change.

3. Compensation. As compensation For the services rendered hereunder, the Company agrees to the following:

Members FINRA & SIPC

590 Madison Ave. 34th Fl. New York, NY 10022

Phone 1 212 607 8150 http://forefrontcapitalmarkets.com

Bone Biologics, Inc. Placement Agent Agreement	Page 4

(a) The Company agrees to pay the Placement Agent a cash fee payable upon each closing of the Offerings (the “Placement Fee”) contemplated by this Agreement (“Closing”) equal to 8.0% of the gross proceeds received by the Company at each Closing.

(b) The Company shall deliver to the Placement Agent and/or its designees a warrant to purchase shares of the Company’s common stock (the “Agent Warrant”) equal to 8.0% of the Company’s common stock underlying the Securities issued in the Offerings. Such Agent Warrant will be issued at each Closing and shall provide, among other things, that the Agent Warrant shall: (i) be exercisable at the price of the Securities (or the exercise price of the Securities) issued to the Investors in the Offering, (ii) expire five (5) years from the date of issuance, (iii) include customary registration rights, including the registration rights provided to the Investors, (iv) contain provisions for cashless exercise and (v) include such other terms that are normal and customary for warrants of this type. In addition, upon the exercise of any common stock purchase warrants that the Company issues to investors in the Offerings, the Company agrees to pay the Placement Agent a warrant solicitation fee in an amount equal to 5% of the gross funds received by the Company from investors exercising such warrants. The warrant solicitation fee shall be paid at the time the Warrants are exercised by such investors.

(c) Notwithstanding Sections 3(a) and (b), the Placement Agent shall only be entitled to receive a Placement Fee of 4.0% and Agent Warrant of 4.0% (collectively, the “Management Fee”) on the gross proceeds from investors introduced to the Company by either AFH Holdings and Advisory, LLC, Bone Bio or their respective officers and directors as set forth on Exhibit B hereto as may be amended by the Company. Bone Bio or AFH from time to time or as provided to Placement Agent directly by AFH Holdings and Advisory, LLC.

(d) The Company agrees to pay the Placement Agent a cash fee equal to 3.0% of the gross proceeds received by the Company from any financing of non-convertible debt securities without any other equity linked securities issued in such offering (“Debt Placement Fee”) during the Initial Exclusivity Period and applicable periods in accordance with Section 1 of the Agreement, provided, however, that Placement Agent shall not be entitled to the Debt Placement Fee on any amounts received by the Company directly from Amir Heshmatpour or any Officer or member of the Board of Directors of the Company to include the MusculoSkeletal Transplant Foundation.

(e) The Company agrees to issue the Placement Agent and/or its designees a warrant (the “Advisory Warrants”) to purchase shares of the Company’s common stock (the “Common Stock”) equal to 2.0% of the Company’s post-merger and financing fully diluted shares outstanding immediately prior to the Closing in the event this Agreement is still in effect and a Closing occurs and the reverse merger is consummated within 120 days of the date hereof. Such Advisory Warrant will become due and payable and be issued at the initial Closing immediately prior to the consummation of the reverse merger and shall provide, among other things, that the Advisory Warrant shall: (i) be exercisable at $0.01 per share (ii) expire five (5) years from the date of issuance, (iii) include customary registration rights, including the registration rights provided to the Investors, (iv) contain provisions for cashless exercise and (v) include such other terms that are normal and customary for warrants of this type.

Members FINRA & SIPC

590 Madison Ave. 34th Fl. New York, NY 10022

Phone 1 212 607 8150 http://forefrontcapitalmarkets.com

Bone Biologics, Inc. Placement Agent Agreement	Page 5

(f) The Company will reimburse the Placement Agent in a timely manner, no later than net 30 clays after presentation of support for all expenses relating to the Offerings, including, but not limited to, printing, road show, background checks, travel and entertainment and other related expenses to the Offering as well as the legal fees incurred by the Placement Agent in connection with the Offering, provided, however, that (i) any single expense item in excess of $500 (other than legal expenses) and (ii) all expenses in excess of $1,000 in any one month must be approved in advance by the Company, and provided further, that the Company’s Placement Agent reimbursement obligation for legal expenses of the Placement Agent shall not exceed $15,000 unless approved in advance by the Company and shall be paid. Such reimbursements shall be made promptly (but in no event more than 30 days after submission of those expenses to the Company) upon submission by the Placement Agent.

(g) If the Company pays the Placement Agent via bank wire for any of the fees and reimbursed expenses described in all of this Section 3 Compensation, then all bank wiring fees will be incurred by the Company.

(h) Placement Agent agrees that in the event that the Business Combination is not consummated, Placement Agent shall not the entitled to receive the Placement Agent Fee, Agent Warrant, Advisory Warrant or any other compensation.

4. Term of Engagement.

(a) This Agreement will remain in effect until the 90 day anniversary[1] from the date of this Agreement after which either party shall have the right to terminate the Agreement on 30 days prior written notice to the other party, unless the Minimum Amount has been raised prior to the 90 day anniversary, in which event the Agreement will remain in effect until the 6 month anniversary from the date of this Agreement (the ’’Termination Date”). The period of time during which this Agreement remains in effect is referred to herein from time to time as the “Term”. The Placement Agent will continuously provide the Company with a list of Investors who were introduced by the Placement Agent. If within 12 months after the Termination Date, the Company completes any public or private financing of any Securities (other than the exercise by any person or entity of any options, warrants or other convertible securities other than the warrants issued pursuant to this Agreement) with any of the Investors who the Placement Agent introduced the Offerings as set forth on the list described above, excluding investors introduced to the Company by Bone Bio or AFH as set forth on Exhibit B hereto as may be amended by the Company or AFH from time to time, the Company will pay to The Placement Agent upon the closing of such financing the compensation set forth in all of Section 3 Compensation as a “Source Fee”.

(b) Notwithstanding anything herein to the contrary, subject to the 12 months limitation described in Section 4(a) above, the obligation to pay the compensation and expenses described in Section 3, this Section 4, Sections 5, 7 and 9-18, and all of Exhibit A attached (the terms of which are incorporated by reference hereto), will survive any termination or expiration of this Agreement. The termination of this Agreement shall not affect the Company’s obligation to pay fees to the extent provided for in Section 3 herein and shall not affect the Company’s obligation to reimburse the expenses accruing prior to such termination to the extent provided for herein.

Members FINRA & SIPC

590 Madison Ave. 34th Fl. New York, NY 10022

Phone 1 212 607 8150 http://forefrontcapitalmarkets.com

Bone Biologics, Inc. Placement Agent Agreement	Page 6

5. Right of Participation. In the event of Closing the Minimum Amount of the Private Placement Offering within the Initial Exclusivity Period of 90 days, the Placement Agent shall be granted the right of first refusal to act as the lead underwriter, placement agent or mergers and acquisition advisor, as the case may be, in the public or private offering by the Company or business combination of the Company (or any of its subsidiaries) within the 12 months following the latest Closing Date and with a minimum of 50% of the Securities placed and 50% of the underwriting, management, advisory or placement agent fees, provided, however, that the Placement Agent shall only be entitled to receive the Management Fee on the gross proceeds received by the Company at each Closing from investors introduced to the Company by either AFH Holdings and Advisory, LLC, Bone Bio or their respective officers and directors as set forth on Exhibit B hereto as may be amended by the Company, Bone Bio or AFH from time to time.

6. Certain Placement Procedures. The Company and the Placement Agent each represents to the other that it has not taken and it will not take any action, directly or indirectly, so as to cause the Offering to fail to be entitled to rely upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”). In effecting the Offering, the Company and the Placement Agent each agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable state laws and requirements. The Company agrees that an representations and warranties made by it to any investor in the Offering shall be deemed also to be made to the Placement Agent for its benefit. The Company agrees that it shall cause any opinion of its counsel delivered to any Investors in the Offering also to be addressed and delivered to the Placement Agent.

7. Indemnification. The Company agrees to indemnify the Placement Agent in accordance with the indemnification and other provisions attached to the Agreement as Exhibit A (the “Indemnification Provisions”), which provisions are incorporated herein by reference and shall survive the termination or expiration or the Agreement.

8. Other Activities. The Company acknowledges that The Placement Agent has been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor and investment banker to other companies in the industry in which the Company is involved. Subject to the confidentiality provisions of The Placement Agent contained in Section 2 hereof, the Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of The Placement Agent or of any member, manager, officer, employee, agent or representative of The Placement Agent, to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company’s business, nor to limit or restrict the right of The Placement Agent to render services or any kind to and other corporation, firm, individual or association; provided that The Placement Agent and any of its member, manager, officer, employee, agent or representative shall not use the Information to the detriment of the Company.

Members FINRA & SIPC

590 Madison Ave. 34th Fl. New York, NY 10022

Phone 1 212 607 8150 http://forefrontcapitalmarkets.com

Bone Biologics, Inc. Placement Agent Agreement	Page 7

9. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company, Bone Bio and The Placement Agent each (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Company, Bone Bio and The Placement Agent further agrees to accept and acknowledge service of any and all process that may be served in and such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process in any such suit, action or proceeding. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.

10. Securities Law Compliance. The Company, at its own expense, will use its best efforts to obtain any registration or qualification required to sell and Securities under the Blue Sky laws of any applicable State or U.S. Territory jurisdictions as well as any foreign jurisdiction.

11. Representations and Warranties. The Company, Bone Bio and The Placement Agent each respectively represent and warrant that: (a) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (b) this Agreement has been duly authorized and executed and constitutes a legal, valid and binding agreement of such party enforceable in accordance with its terms; and (c) the execution and delivery or this Agreement and the consummation of the transactions contemplated hereby does not conflict with or result in a breach of (i) such party’s certificate of incorporation or by-laws or (ii) any agreement to which such party is a party or by which any of its property or assets is bound.

12. Parties; Assignment; Independent Contractor. This Agreement has been and is made solely for the benefit of the Placement Agent, Bone Bio and the Company and each of the persons, agents, employees, officers, directors and controlling persons referred to in Exhibit A and their respective heirs, executors, personal representatives, successors and assigns, and nothing contained in this Agreement will confer any rights upon, nor will this Agreement be construed to create any rights in, any person who is not party to such Agreement, other than as set forth in this paragraph. The rights and obligations of either party under this Agreement may not be assigned without the prior written consent of the other party hereto and any other purported assignment will be null and void. The Placement Agent has been retained under this Agreement as an independent contractor, and it is understood and agreed that this Agreement does not create a fiduciary relationship between The Placement Agent and the Company or their respective Boards of Directors. The Placement Agent shall not be considered to be the agent of the Company or Bone Bio for any purpose whatsoever and The Placement Agent is not granted any right or authority to assume or create any obligation or liability, express or implied, on the Company’s or Bone Bio’s behalf, or to bind the Company or Bone Bio in any manner whatsoever.

Members FINRA & SIPC

590 Madison Ave. 34th Fl. New York, NY 10022

Phone 1 212 607 8150 http://forefrontcapitalmarkets.com

Bone Biologics, Inc. Placement Agent Agreement	Page 8

13. Validity. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

14. Counterparts. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

15. Amendments. This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

16. Notices. All notices will be in writing and will be effective when delivered in person or by courier or sent registered mail and confirmed by the other party by email or registered mail to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To Forefront:	David Wasitowski
Forefront Capital Markets, LLC
590 Madison Ave, 34th Floor
New York, NY 10022
Phone: 212-607-8150

To Bone Biologics:	Michael Schuler
Chief Executive Officer
Bone Biologics, Inc.
100 Rancho Road, Suite 7
Thousand Oaks, CA 91362
Phone: 818-324-2742

With a copy to:
Ann Lawrence
DLA Piper LLP US
550 South Hope Street
Los Angeles, CA 90071
Ann.lawrence@dlapiper.com
Phone: 213-330-7755

To AFH:	Amir Farrokh Heshmatpour
AFH Acquisitions X, Inc.
9595 Wilshire Blvd., Suite 700,
Beverly Hills, CA 90212
Phone: 310-492-9898

Bone Biologics, Inc. Placement Agent Agreement	Page 9

17. Commercially Reasonable Best Efforts Engagement. The Company acknowledges and agrees that the Placement Agent will use its -commercially reasonable best efforts” in connection with the Offering and that this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities or introduce the Company to Investors. The Placement Agent will in its sole discretion determine the reasonableness of its efforts and is under no obligation to perform at any level other than what it deems reasonable. It is expressly understood and acknowledged that The Placement Agent’s engagement for the Offering does not constitute any commitment, express or implied, on the part of The Placement Agent or of any of its affiliates to purchase or place the Company’s securities or to provide any type of financing.

18. Press Announcements. The Company agrees that the Placement Agent shall have the right at its own expense to place information and advertisements describing The Placement Agent’s services to the Company hereunder in the Placement Agent’s various marketing materials and website as well as financial trade publications and/ or newspapers and journals, provided that Placement Agent shall submit a copy of any such advertisement to the Company for approval, such approval not to be unreasonably withheld, conditioned or delayed.

Members FINRA & SIPC

590 Madison Ave. 34th Fl. New York, NY 10022

Phone 1 212 607 8150 http://forefrontcapitalmarkets.com

Bone Biologics, Inc. Placement Agent Agreement	Page 10

If the terms of our engagement as set forth in this letter are satisfactory to you, please sign and date the enclosed copy of this letter and return it to us. We look forward to working with you and your management team.

Very truly yours,

Forefront Capital Markets, LLC

By:	/s/ Francis J. Argenziano
Francis J. Argenziano
Senior Managing Director, Investment Banking

By:	/s/ David Wasitowski
David Wasitowski
President & CFO

Agreed to and accepted to as of the date first appearing above: Bone Biologics, Inc.

By:	/s/ Michael Schuler
Michael Schuler
Chief Executive Officer

AFH Acquisition X, Inc.

By:	/s/ Amir F. Heshmatpour
Amir F. Heshmatpour
President and Chief Financial Officer

[Signature Page to the Agreement; Exhibit A — Indemnification Provisions and Exhibit B -Excluded Investors follows]

Members FINRA & SIPC

590 Madison Ave. 34th Fl. New York, NY 10022

Phone 1 212 607 8150 http://forefrontcapitalmarkets.com

Bone Biologics, Inc. Placement Agent Agreement	Page 11

Exhibit A

INDEMNIFICATION PROVISIONS

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

The Company agrees to indemnify and hold harmless the Placement Agent and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursuing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, the Placement Agent’s acting for the Company, including, without limitation, any act or omission by the Placement Agent in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement between the Company and Placement Agent to which these indemnification provisions are attached and form a part, any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any agency agreement), or the enforcement by Placement Agent of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or reckless or willful misconduct of the Indemnified Party seeking indemnification hereunder. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Placement Agent by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s gross negligence or reckless or willful misconduct.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”): Placement Agent, its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness (within 7 business days): provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder. An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the fees, expenses and disbursements of such counsel for the Indemnified parties shall be borne by the Company. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company’s written consent. The Company shall not, without the prior written consent or the Placement Agent, settle or compromise an claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all or the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any Factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of an Indemnified Party or any action or inaction of any Indemnified Party.

Members FINRA & SIPC

590 Madison Ave. 34th Fl. New York, NY 10022

Phone 1 212 607 8150 http://forefrontcapitalmarkets.com

Bone Biologics, Inc. Placement Agent Agreement	Page 12

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by Placement Agent in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Placement Agent pursuant to the Agreement.

Neither termination nor completion or the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assignees, heirs and personal representatives.

Members FINRA & SIPC

590 Madison Ave. 34th Fl. New York, NY 10022

Phone 1 212 607 8150 http://forefrontcapitalmarkets.com

Bone Biologics, Inc. Placement Agent Agreement	Page 13

Exhibit B

EXCLUDED INVESTORS

Friends and Family of Amir Heshmatpour included in the listing attached or otherwise as provided by Amir Heshmatpour or AFH Holdings and Advisory to Placement Agent
MusculoSkeletal Transplant Foundation

Orthofix, Inc.

Baxter, Inc.

John Booth

Michael Finnegan

Bruce Hazuka

September 22, 2014

Michael Schuler

Chief Executive Officer

Bone Biologics, Inc.
100 Rancho Road, Suite 7
Thousand Oaks, CA 91362

RE: Placement Agent Agreement for the Private Placement of Securities Revised as of September 22, 2014

Dear Mr. Schuler:

This letter confirms our agreement that AFH Acquisition X, Inc., a company incorporated in the State of California and Bone Biologics, Inc., a company incorporated in California, with corporate headquarters at the address stated above (together collectively with its affiliates and subsidiaries, the “Company” or “Bone Bio”) has engaged Forefront Capital Markets, LLC, a Delaware limited liability company, headquartered at 590 Madison Ave, 34th Fl, New York, NY 10022 (together with its affiliates and subsidiaries, “Forefront” or the “Placement Agent”) to act as the Company’s exclusive Placement Agent in connection with the proposed private placement offering in the amount of up to $10 million with a 15% overallotment option) (the “Offering”), at a pre-money valuation of the Company currently contemplated to be approximately $60 million pre private placement money. The Placement Agent shall be provided with a 15% over-allotment option for the Offering. The terms of the Securities and the gross proceeds of such Offerings will be substantially negotiated between the Placement Agent and the Company with one or more accredited investors (described below).

Placement Agent acknowledges and agrees that closing of the Private Placement Offering is contingent upon the consummation of a reverse merger or other business combination (the “Business Combination”) with Bone Bio. and AFH Acquisition X, Inc. have executed a non-binding letter of intent and cannot provide any assurance that the Business Combination will be consummated. All funds from subscribers to the Private Placement Offering shall be deposited with a third-party escrow agent and distributed in accordance with the escrow instructions.

Upon your acceptance of this engagement letter indicated by your signature below, (the “Agreement”) this Agreement will confirm the terms of the engagement between the Placement Agent and the Company.

1. Appointment.

(a) Subject to the terms and conditions of this Agreement, the Company hereby retains the Placement Agent to act as the Company’s exclusive Placement Agent in connection with the Offerings for a period of through December 31, 2014 for the Private Placement Offering. The Placement Agent shall be entitled to appoint a co-lead placement agent or book runner upon the mutual consent of the Company. In the event that the Amount is raised within the raise period, the Initial Exclusivity Period may be extended to 12 months at the discretion of the Company. The Placement Agent shall be granted a right of first refusal in accordance with Section 5 of this Agreement. As Placement Agent, Forefront will advise and assist the Company in issuing the Securities to one or more accredited investors, as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (“Investors”). The Company retains the right to determine all of the terms and conditions of the Offerings and to accept or reject any proposals submitted to it in its sole and absolute discretion.

Members FINRA & SIPC

590 Madison Ave, 34th Fl, New York, NY 10022

Phone +1 212.607.8150 * http://www.forefrontcapitalmarkets.com

Bone Biologics, Inc. Placement Agent Agreement Amendment	Page 2

(b) During the Term of this Agreement (as such term is hereinafter defined), neither the Company nor any of its subsidiaries will, directly or indirectly, solicit or otherwise encourage the submission of any proposal or offer (“Investment Proposal”) from any person or entity relating to any issuance of the Company’s or any of its subsidiaries’ Securities or participate in any discussions regarding an Investment Proposal with the exception of exclusions noted on Exhibit B. The term “Investment Proposal” shall not include any commercial banking loans to the Company.

2. Information.

(a) The Company recognizes that, in completing its engagement hereunder, the Placement Agent will be using and relying on publicly available information and on data, material and other information furnished to Placement Agent by the Company or their respective affiliates and agents. The Company will cooperate with the Placement Agent and furnish, and cause to be furnished, to the Placement Agent, any and all information and data concerning the Company, their respective subsidiaries and the Offerings that the Placement Agent deems appropriate, including, without limitation, the Company’s acquisition plans and plans for raising capital or additional financing that is reasonably requested by the Placement Agent (the “Information”), which may include a private placement memorandum, if any (the “Private Placement Materials”). Any Information and Private Placement Materials forwarded to prospective Investors will be in a form acceptable to the Placement Agent and its counsel. The Company represents and warrants that all Information and Private Placement Materials, including, but not limited to, the Company’s financial statements, will be complete and correct in all material respects and will not to the best of their knowledge contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such statements therein not misleading.

(b) It is further agreed that the Placement Agent will conduct a due diligence investigation of the Company and the Company will reasonably cooperate with such investigation as a condition of the Placement Agent’s obligations hereunder. The Company recognizes and confirms that the Placement Agent: (i) will use and rely primarily on the Information, the Private Placement Materials and information available from generally recognized public sources in performing the services contemplated by this letter without having independently verified the same; (ii) is authorized as the Placement Agent to transmit to any prospective investors information or a copy or copies of the Private Placement Materials, forms of subscription documents and any other legal documentation supplied to the Placement Agent for transmission to any prospective investors by or on behalf of the Company or by any of the Company’s officers, representatives or agents, in connection with the performance of the Placement Agent’s services hereunder or any transaction contemplated hereby; (iii) does not assume responsibility for the accuracy or completeness of the Information or the Private Placement Materials and such other information, if any provided to the Investors; (iv) will not make an appraisal of any assets of the Company; and (v) retains the right to continue to perform due diligence of the Company, their respective businesses, officers and directors during the term of the Agreement.

Members FINRA & SIPC

590 Madison Ave, 34th Fl, New York, NY 10022

Phone +1 212.607.8150 * http://www.forefrontcapitalmarkets.com

Bone Biologics, Inc. Placement Agent Agreement Amendment	Page 3

(c) Until the date that is two years from the termination of this agreement, the Placement Agent will keep all information obtained from the Company confidential except information that: (i) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by the Placement Agent, (ii) was known or became known by the Placement Agent prior to the Company’s disclosure thereof to the Placement Agent, (iii) becomes known to the Placement Agent from a source other than the Company, and other than by the breach of an obligation of confidentiality owed to the Company, (iv) is disclosed by the Company to a third party without restrictions on its disclosure, (v) is independently developed by the Placement Agent or (vi) is required to be disclosed by the Placement Agent or its officers, directors, employees, agents, attorneys and to its other advisors and financial sources, pursuant to any order of a court of competent jurisdiction, industry or regulatory authority or other governmental body or as may otherwise be required by law.

(d) The Company recognizes that in order for the Placement Agent to perform properly its obligations in a professional manner, the Company will keep the Placement Agent informed of and, to the extent practicable, permit the Placement Agent to participate in meetings and discussions between the Company and any third party relating to the matters covered by the terms of the Placement Agent’s engagement. If at any time during the course of the Placement Agent’s engagement, the Company becomes aware of any material change in any of the information previously furnished to the Placement Agent, it will promptly advise the Placement Agent of such change.

3. Compensation. As compensation for the services rendered hereunder, the Company agrees to the following:

(a) The Company agrees to pay the Placement Agent a cash fee payable upon each closing of the Offerings (the “Placement Fee”) contemplated by this Agreement (“Closing”) equal to 8.0% of the gross proceeds received by the Company at each Closing.

(b) The Company shall deliver to the Placement Agent and/or its designees a warrant to purchase shares of the Company’s common stock (the “Agent Warrant”) equal to 8.0% of the Company’s common stock underlying the Securities issued in the Offerings. Such Agent Warrant will be issued at each Closing and shall provide, among other things, that the Agent Warrant shall: (i) be exercisable at the price of the Securities (or the exercise price of the Securities) issued to the Investors in the Offering, (ii) expire five (5) years from the date of issuance, (iii) include customary registration rights, including the registration rights provided to the Investors, (iv) contain provisions for cashless exercise and (v) include such other terms that are normal and customary for warrants of this type.

(c) Notwithstanding Sections 3(a) and (b), the Placement Agent shall only be entitled to receive a Placement Fee of 4.0% and Agent Warrant of 4.0% (collectively, the “Management Fee”) on the gross proceeds from investors introduced to the Company by either AFH Holdings and Advisory, LLC, Bone Bio or their respective officers and directors as set forth on Exhibit B hereto as may be amended by the Company, Bone Bio or AFH from time to time or as provided to Placement Agent directly by AFH Holdings and Advisory, LLC.

(d) The Company agrees to pay the Placement Agent a cash fee equal to 3.0% of the gross proceeds received by the Company from any financing of non-convertible debt securities without any other equity linked securities issued in such offering (“Debt Placement Fee”) during the Initial Exclusivity Period and applicable periods in accordance with Section 1 of the Agreement, provided, however, that Placement Agent shall not be entitled to the Debt Placement Fee on any amounts received by the Company directly from Amir Heshmatpour or any Officer or member of the Board of Directors of the Company to include the MusculoSkeletal Transplant Foundation.

Members FINRA & SIPC

590 Madison Ave, 34th Fl, New York, NY 10022

Phone +1 212.607.8150 * http://www.forefrontcapitalmarkets.com

Bone Biologics, Inc. Placement Agent Agreement Amendment	Page 4

(e) The Company agrees to issue the Placement Agent and/or its designees a warrant (the “Advisory Warrants”) to purchase shares of the Company’s common stock (the “Common Stock”) equal to 2.0% of the Company’s post-merger and financing fully diluted shares outstanding upon the Closing of $2.5 million of investors on which the Placement Agent is eligible to receive compensation as outlined in all of section 3 of this Agreement (the $1,000,000 investment from Orthofix shall not be included in any calculation of $2.5 million). If $2.5 million is closed specifically with regards to section 3 (a) of this agreement within 60 days from the filing date of the merger 8K than an additional 2.0% for a total of 4% shall be granted to the Advisor.

(f) The Company will reimburse the Placement Agent in a timely manner, no later than net 30 days after presentation of support for all expenses relating to the Offerings, including, but not limited to, printing, road show, background checks, travel and entertainment and other related expenses to the Offering as well as the legal fees incurred by the Placement Agent in connection with the Offering, provided, however, that (i) any single expense item in excess of $500 (other than legal expenses) and (ii) all expenses in excess of $1,000 in any one month must be approved in advance by the Company, and provided further, that the Company’s Placement Agent reimbursement obligation for legal expenses of the Placement Agent shall not exceed $15,000 unless approved in advance by the Company and shall be paid. Such reimbursements shall be made promptly (but in no event more than 30 days after submission of those expenses to the Company) upon submission by the Placement Agent.

(g) If the Company pays the Placement Agent via bank wire for any of the fees and reimbursed expenses described in all of this Section 3 Compensation, then all bank wiring fees will be incurred by the Company.

(h) Placement Agent agrees that in the event that the Business Combination is not consummated, Placement Agent shall not be entitled to receive the Placement Agent Fee, Agent Warrant, Advisory Warrant or any other compensation.

4. Term of Engagement.

(a) This Agreement will remain in effect until December 31, 2014 after which either party shall have the right to terminate the Agreement on 30 days prior written notice to the other party.The Placement Agent will continuously provide the Company with a list of Investors who were introduced by the Placement Agent. If within 12 months after the Termination Date, the Company completes any public or private financing of any Securities (other than the exercise by any person or entity of any options, warrants or other convertible securities other than the warrants issued pursuant to this Agreement) with any of the Investors who the Placement Agent introduced the Offerings as set forth on the list described above, excluding investors introduced to the Company by Bone Bio or AFH as set forth on Exhibit B hereto as may be amended by the Company or AFH from time to time, the Company will pay to The Placement Agent upon the closing of such financing the compensation set forth in all of Section 3 Compensation as a “Source Fee”.

(b) Notwithstanding anything herein to the contrary, subject to the 12 months limitation described in Section 4(a) above, the obligation to pay the compensation and expenses described in Section 3, this Section 4, Sections 5, 7 and 9-18, and all of Exhibit A attached (the terms of which are incorporated by reference hereto), will survive any termination or expiration of this Agreement. The termination of this Agreement shall not affect the Company’s obligation to pay fees to the extent provided for in Section 3 herein and shall not affect the Company’s obligation to reimburse the expenses accruing prior to such termination to the extent provided for herein.

Members FINRA & SIPC

590 Madison Ave, 34th Fl, New York, NY 10022

Phone +1 212.607.8150 * http://www.forefrontcapitalmarkets.com

Bone Biologics, Inc. Placement Agent Agreement Amendment	Page 5

5. Right of Participation. In the event of Closing $2.5 million as defined in 3(e) of this Agreement within the Term defined in 4(a), the Placement Agent shall be granted the right of first refusal to participate as as underwriter, placement agent or mergers and acquisition advisor, as the case may be, in the public or private offering by the Company or business combination of the Company (or any of its subsidiaries) within the 12 months following the latest Closing Date and with a minimum of 25% of the Securities placed and 25% of the underwriting, management, advisory or placement agent fees, provided, however, that the Placement Agent shall only be entitled to receive the Management Fee on the gross proceeds received by the Company at each Closing from investors introduced to the Company by either AFH Holdings and Advisory, LLC, Bone Bio or their respective officers and directors as set forth on Exhibit B hereto as may be amended by the Company, Bone Bio or AFH from time to time.

6. Certain Placement Procedures. The Company and the Placement Agent each represents to the other that it has not taken and it will not take any action, directly or indirectly, so as to cause the Offering to fail to be entitled to rely upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”). In effecting the Offering, the Company and the Placement Agent each agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable state laws and requirements. The Company agrees that any representations and warranties made by it to any Investor in the Offering shall be deemed also to be made to the Placement Agent for its benefit. The Company agrees that it shall cause any opinion of its counsel delivered to any Investors in the Offering also to be addressed and delivered to the Placement Agent.

7. Indemnification. The Company agrees to indemnify the Placement Agent in accordance with the indemnification and other provisions attached to the Agreement as Exhibit A (the “Indemnification Provisions”), which provisions are incorporated herein by reference and shall survive the termination or expiration of the Agreement.

8. Other Activities. The Company acknowledges that The Placement Agent has been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor and investment banker to other companies in the industry in which the Company is involved. Subject to the confidentiality provisions of The Placement Agent contained in Section 2 hereof, the Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of The Placement Agent or of any member, manager, officer, employee, agent or representative of The Placement Agent, to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company’s business, nor to limit or restrict the right of The Placement Agent to render services of any kind to any other corporation, firm, individual or association; provided that The Placement Agent and any of its member, manager, officer, employee, agent or representative shall not use the Information to the detriment of the Company.

9. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company, Bone Bio and The Placement Agent each (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Company, Bone Bio and The Placement Agent further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process in any such suit, action or proceeding. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.

Members FINRA & SIPC

590 Madison Ave, 34th Fl, New York, NY 10022

Phone +1 212.607.8150 * http://www.forefrontcapitalmarkets.com

Bone Biologics, Inc. Placement Agent Agreement Amendment	Page 6

10. Securities Law Compliance. The Company, at its own expense, will use its best efforts to obtain any registration or qualification required to sell any Securities under the Blue Sky laws of any applicable State or U.S. Territory jurisdictions as well as any foreign jurisdiction.

11. Representations and Warranties. The Company, Bone Bio and The Placement Agent each respectively represent and warrant that: (a) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (b) this Agreement has been duly authorized and executed and constitutes a legal, valid and binding agreement of such party enforceable in accordance with its terms; and (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not conflict with or result in a breach of (i) such party’s certificate of incorporation or by-laws or (ii) any agreement to which such party is a party or by which any of its property or assets is bound.

12. Parties; Assignment; Independent Contractor. This Agreement has been and is made solely for the benefit of the Placement Agent, Bone Bio and the Company and each of the persons, agents, employees, officers, directors and controlling persons referred to in Exhibit A and their respective heirs, executors, personal representatives, successors and assigns, and nothing contained in this Agreement will confer any rights upon, nor will this Agreement be construed to create any rights in, any person who is not party to such Agreement, other than as set forth in this paragraph. The rights and obligations of either party under this Agreement may not be assigned without the prior written consent of the other party hereto and any other purported assignment will be null and void. The Placement Agent has been retained under this Agreement as an independent contractor, and it is understood and agreed that this Agreement does not create a fiduciary relationship between The Placement Agent and the Company or their respective Boards of Directors. The Placement Agent shall not be considered to be the agent of the Company or Bone Bio for any purpose whatsoever and The Placement Agent is not granted any right or authority to assume or create any obligation or liability, express or implied, on the Company’s or Bone Bio’s behalf, or to bind the Company or Bone Bio in any manner whatsoever.

13. Validity. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

14. Counterparts. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

Members FINRA & SIPC

590 Madison Ave, 34th Fl, New York, NY 10022

Phone +1 212.607.8150 * http://www.forefrontcapitalmarkets.com

Bone Biologics, Inc. Placement Agent Agreement Amendment	Page 7

15. Amendments. This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

16. Notices. All notices will be in writing and will be effective when delivered in person or by courier or sent registered mail and confirmed by the other party by email or registered mail to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To Forefront:	David Wasitowski
Forefront Capital Markets, LLC
590 Madison Ave, 34th Floor
New York, NY 10022
Phone: 212-607-8150

To Bone Biologics:	Michael Schuler
Chief Executive Officer
Bone Biologics, Inc.
100 Rancho Road, Suite 7
Thousand Oaks, CA 91362
Phone: 818-324-2742

With a copy to:
Ann Lawrence
DLA Piper LLP US
550 South Hope Street
Los Angeles, CA 90071
Ann.lawrence@dlapiper.com
Phone: 213-330-7755

17. Commercially Reasonable Best Efforts Engagement. The Company acknowledges and agrees that the Placement Agent will use its “commercially reasonable best efforts” in connection with the Offering and that this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities or introduce the Company to Investors. The Placement Agent will in its sole discretion determine the reasonableness of its efforts and is under no obligation to perform at any level other than what it deems reasonable. It is expressly understood and acknowledged that The Placement Agent’s engagement for the Offering does not constitute any commitment, express or implied, on the part of The Placement Agent or of any of its affiliates to purchase or place the Company’s securities or to provide any type of financing.

18. Press Announcements. The Company agrees that the Placement Agent shall have the right at its own expense to place information and advertisements describing The Placement Agent’s services to the Company hereunder in the Placement Agent’s various marketing materials and website as well as financial trade publications and/ or newspapers and journals, provided that Placement Agent shall submit a copy of any such advertisement to the Company for approval, such approval not to be unreasonably withheld, conditioned or delayed.

Members FINRA & SIPC

590 Madison Ave, 34th Fl, New York, NY 10022

Phone +1 212.607.8150 * http://www.forefrontcapitalmarkets.com

Bone Biologics, Inc. Placement Agent Agreement Amendment	Page 8

If the terms of our engagement as set forth in this letter are satisfactory to you, please sign and date the enclosed copy of this letter and return it to us. We look forward to working with you and your management team.

Very truly yours,

Forefront Capital Markets, LLC

By:	/s/ Francis J. Argenziano
Francis J. Argenziano
Senior Managing Director

By:	/s/ David Wasitowski
David Wasitowski
President & CFO

Agreed to and accepted to as of the date first appearing above:

Bone Biologics, Inc.

By:	/s/ Michael Schuler
Michael Schuler
Chief Executive Officer

[Signature Page to the Agreement; Exhibit A – Indemnification Provisions and Exhibit B – Excluded Investors follows]

Members FINRA & SIPC

590 Madison Ave, 34th Fl, New York, NY 10022

Phone +1 212.607.8150 * http://www.forefrontcapitalmarkets.com

Bone Biologics, Inc. Placement Agent Agreement Amendment	Page 9

Exhibit A

INDEMNIFICATION PROVISIONS

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

The Company agrees to indemnify and hold harmless the Placement Agent and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursuing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, the Placement Agent’s acting for the Company, including, without limitation, any act or omission by the Placement Agent in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement between the Company and Placement Agent to which these indemnification provisions are attached and form a part, any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any agency agreement), or the enforcement by Placement Agent of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or reckless or willful misconduct of the Indemnified Party seeking indemnification hereunder. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Placement Agent by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s gross negligence or reckless or willful misconduct.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”): Placement Agent, its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness (within 7 business days); provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder. An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the fees, expenses and disbursements of such counsel for the Indemnified parties shall be borne by the Company. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company’s written consent. The Company shall not, without the prior written consent of the Placement Agent, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

Members FINRA & SIPC

590 Madison Ave, 34th Fl, New York, NY 10022

Phone +1 212.607.8150 * http://www.forefrontcapitalmarkets.com

Bone Biologics, Inc. Placement Agent Agreement Amendment	Page 10

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by Placement Agent in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Placement Agent pursuant to the Agreement.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assignees, heirs and personal representatives.

Members FINRA & SIPC

590 Madison Ave, 34th Fl, New York, NY 10022

Phone +1 212.607.8150 * http://www.forefrontcapitalmarkets.com

Bone Biologics, Inc. Placement Agent Agreement Amendment	Page 11

Exhibit B

EXCLUDED INVESTORS

Friends and Family of Amir Heshmatpour included in the listing attached or otherwise as provided by Amir Heshmatpour or AFH Holdings and Advisory to Placement Agent

MusculoSkeletal Transplant Foundation

Orthofix, Inc.

Baxter, Inc.

John Booth

Michael Finnegan

Bruce Hazuka